QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Endocardial Solutions, Inc. 2003 Stock Incentive Plan of our report dated January 27, 2003, with respect to the financial statements of Endocardial Solutions, Inc. included in its Annual Report (Form 10-K), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Minneapolis, Minnesota June 26, 2003

QuickLinks

  EXHIBIT 23.1